Exhibit 3.21

CERTIFICATE OF INCORPORATION

of

AMERICAN MEDICAL PATHWAYS, INC.

1.                                       The name of this corporation is American Medical Pathways, Inc.

2.                                       The registered office of this corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.                                       The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4.                                       The total number of shares of stock that this corporation shall have authority to issue is three thousand (3,000) shares of Common Stock, $.0l par value per share. Each share of Common Stock shall be entitled to one vote.

5.                                       The name and mailing address of the incorporator is: Kathleen Green, American Medical Response, Inc., 2821 South Parker Road, 10th Floor, Aurora, Colorado 80014.

6.                                       Except as otherwise provided in the provisions establishing a class or series of stock, the number of authorized shares of any class of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

7.                                       The election of directors need not be by written ballot unless the by-laws shall so require.

8.                                       In furtherance and not in limitation of the power conferred upon the sole director by law, the sole director shall have power to make, adopt, alter, amend and repeal from time to time by-laws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal by-laws made by the sole director.

9.                                       The director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability is determined. No amendment or repeat of this paragraph 9 shall apply to or have any effect on the liability or alleged liability of the director of the corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal.

10.                                 This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or while a director or officer is or was servicing at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of director or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this paragraph 10 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this paragraph 10 shall not adversely affect any right or protection of the director or officer of this corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

11.                                 The books of this corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the sole director or in the by-laws of this corporation.

12.                                 If at any time this corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

THE UNDERSIGNED, the sole incorporator named above, hereby certifies that the facts stated above are true as of this 15th day of May, 1998.

/s/ Kathleen Green
Kathleen Green
Sole Incorporator

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

THE MEDICAL CONNECTION, INC.

INTO

AMERICAN MEDICAL PATHWAYS, INC.

American Medical Pathways, Inc. a corporation organized and existing under the laws of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That this Corporation was incorporated in the state of Delaware, on the 15th day of May, 1998, pursuant to Section 101 of the General Corporation Law of the State of Delaware

SECOND: That this Corporation owns all of the outstanding shares of stock of The Medical Connection, Inc., a corporation incorporated in the state of Illinois, on the I day of July, 1984, pursuant to the Business Corporation Act of the State of Illinois.

THIRD: That this Corporation, by the following resolutions of its sole director duly adopted by the written consent, filed with the minutes of the meetings, on the 25th day of August, 1999, determined to and did merge into itself said The Medical Connection, Inc.:

RESOLVED, that American Medical Pathways, Inc. merge, and it hereby does merge into itself said The Medical Connection, Inc. and assumes all its obligations; and

FURTHER RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Delaware; and

FURTHER RESOLVED, that the proper officer of this Corporation be and he is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said The Medical Connection, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the sane to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger; and

FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the sole director of American Medical Pathways, Inc. at any time prior to the time that this merger filed with the Secretary of state becomes effective.

IN WITNESS WHEREOF, said American Medical Pathways, Inc. has caused this Certificate to be signed by Joshua T. Gaines, its Vice President this 25 day of August, 1999.

AMERICAN MEDICAL PATHWAYS, INC.

By:	/s/ Joshua T. Gaines
Joshua T. Gaines
Vice President

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

AMERICAN MEDICAL PATHWAYS, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is:

AMERICAN MEDICAL PATHWAYS, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 2-10-06, 2006

/s/Randy Owen
Name: Randy Owen
Title: Chief Financial Officer & VP